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                                                                       EXHIBIT 1

                        COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated November 29, 2004 ("Agreement Date") by and between ADGO Investments, LLC, a Delaware limited liability company ("Purchaser"), and Finis F. Conner and Julie
A. Conner, trustees of the Conner Family Trust dated February 23, 1991
("Seller").

                                    RECITALS

          A. The Seller is the owner of 1,554,221 shares of the common stock, par value $.001 per share (the "Shares"), of Adams Golf, Inc., a Delaware corporation (the "Company").

          B. The Purchaser wishes to purchase the Shares on the terms and conditions set forth in this Agreement.

          Now, therefore, in consideration of the mutual premises contained herein, the parties agree as follows:

               1. Purchase and Sale. The Seller hereby agrees to sell, transfer, assign, grant and convey the Shares to the Purchaser and the Purchaser hereby agrees to purchase and acquire the Shares, represented by Certificate(s) Number AD1959, for an aggregate consideration of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Purchase Price"). The Purchase Price shall be paid by the Purchaser by wiring such amount, in immediately available funds, in accordance with the instructions on Annex I hereto, upon execution hereof against delivery of the Certificate(s) Number AD1959 to the Purchaser's account at UBS Securities, LLC.

               2. Representations and Warranties of the Sellers. In order to induce the Purchaser to purchase the Securities, Seller represents and warrants that:

                  a. Seller has full power and authority to execute, deliver and perform its obligations under this Agreement.

                  b. Seller's execution, delivery, and performance of the this Agreement has not resulted and will not result in a breach or violation of any provision of (i) such Seller's organizational documents, (ii) any statute, law, writ, order, rule or regulation of any governmental authority applicable to such Seller, (iii) any judgment, injunction, decree or determination applicable to such Seller or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument to which such Seller may be a party, by which such Seller may be bound or to which any of the assets of such Seller is subject.

                  c. (i) This Agreement (A) has been duly and validly authorized, executed and delivered by such Seller and
                       (B) is the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except that such enforceability against such Seller may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies; and

                       (ii) No notice to, registration with, consent or approval of or any other action by any relevant governmental authority or other entity is, will be, or was on the

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                       Agreement Date, required for Seller to execute, deliver,
                       and perform its obligations under this Agreement.

                  d. Seller is the sole legal and beneficial owner of and has good title to the Shares, free and clear of any mortgage, pledge, lien, security interest, charge, hypothecation, security agreement, security arrangement or encumbrance or other adverse claim against title of any kind ("Encumbrance"). The Shares are not subject to any prior sale, transfer, assignment or participation by either Seller or any agreement by either Seller to assign, convey, transfer or participate, in whole or in part.

                  e. No proceedings are pending against Seller or to Seller's knowledge, threatened against such Seller before any relevant governmental authority that, in the aggregate, will materially and adversely affect (i) the Shares or
                       (ii) any action taken or to be taken by Seller under this Agreement.

                  f. Seller has not engaged in any acts or conduct or made any omissions that will result in Purchaser receiving proportionately less in payments or distributions under, or less favorable treatment (including the timing of payments or distributions) for, the Shares than is received by other holders holding Shares of the same tranche, class or type as the Shares.

                  g. No broker, finder or other entity acting under either Seller's authority is entitled to any broker's commission or other fee in connection with the transactions contemplated by this Agreement for which Purchaser could be responsible.

                  h. Seller acknowledges that the consideration given for the purchase by the Purchaser of the Securities may differ both in kind and in amount from any payments or distributions which the Purchaser may ultimately receive with respect to the Shares, and the Sellers shall not have any recourse to the Purchaser for any deficiency

                  i. Seller (i) is a sophisticated seller with respect to the sale of the Shares, (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares and (iii) has independently and without reliance upon Purchaser, and based on such information as such Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Seller acknowledges that Purchaser has not given such Seller any investment advice, credit information, or opinion on whether the sale of the Shares is prudent.

                  j. Seller acknowledges that (i) Purchaser currently may have, and later may come into possession of, information with respect to the Shares, the Company or any of its affiliates that is not known to such Seller and that may be material to a decision to sell the Shares ("Seller Excluded Information"), (ii) Seller has determined to sell the Shares notwithstanding its lack of knowledge of the Seller Excluded Information and (iii) Purchaser shall have no liability to Seller, and Seller waives and releases any claims that it might have against Purchaser whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the transactions contemplated by this Agreement; provided, however, that the Seller

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                       Excluded Information shall not and does not affect the
                       truth or accuracy of Purchaser's representations or warranties in this Agreement.

                  k. No restrictions exist under the Securities Act of 1933, as amended (the "Act") or otherwise which prevent or limit the sale of the Shares in accordance with the terms of this Agreement. Seller has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Shares in violation of any applicable securities laws.

                  l. Seller is not a party to, or bound by, any document or agreement that could materially and adversely affect the Shares or Purchaser's rights and remedies under this Agreement.

                  m. To the best of Seller's knowledge, neither such Seller nor anyone acting on its behalf has taken any action which could subject the sale of the Shares to Section 5 of the Act, and to the best of such Seller's knowledge, the sale of the Shares owned by such Seller to the Purchaser does not require registration under said Act.

                  n. Seller is fully aware that, with regard to the sale of the Shares, the Purchaser is relying upon the truth and accuracy of these representations and warranties.

               3. Purchaser's Representations and Warranties. The Purchaser makes the following representations and warranties to the Seller in connection with its purchase of the Shares:

                  a. The Purchaser has all necessary corporate or other power and authority enter into this Agreement and to purchase the Shares;

                  b. The Purchaser is a sophisticated institutional investor that is an "accredited investor" within the meaning of Rule 501 under the Act and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Shares and is able to bear the economic risk of such investment.

                  c. The Purchaser is acquiring the Shares for its own account, and not with a present view to, or for sale in connection with any, distribution thereof, provided that the disposition of the Purchaser's property shall at all times be and remain within its control.

                  d. The Shares were not offered or sold to Purchaser by any form of general solicitation or general advertising.

                  e. Purchaser acknowledges that it has conducted, to the extent it deemed necessary, an independent investigation of such matters, and has had the opportunity to receive such information as, in its judgment, is necessary for it to make an informed investment decision, and has not relied upon the Sellers for any investigation or assessment to evaluate the transaction contemplated hereby.

                  f. The Purchaser is fully aware that, with regard to the sale of the Shares, the Seller is relying upon the truth and accuracy of these representations and warranties.


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               4. Indemnification.


                  a. Seller agrees to indemnify and hold the Purchasers harmless against and in respect of any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorney's fees) (collectively "Damages") that the Purchaser may suffer or incur as a result of a breach of any of the representations, warranties or agreements by the Seller set forth herein (notwithstanding any investigation or verifications made by or on behalf of the Purchaser).

                  b. Purchaser agrees to indemnify and hold the Seller harmless against and in respect of any and all Damages that the Seller may suffer or incur as a result of a breach of any of the representations, warranties or agreements by the Purchaser set forth herein (notwithstanding any investigation or verifications made by or on behalf of the Seller).

               5. Miscellaneous.


                  a. Expenses. Each party shall bear the costs and expenses (including, without limitation, attorney's fees) incurred by such party in connection with the transactions contemplated by this Agreement.

                  b. Further Assurances. From time to time, at the request of Purchaser and without further consideration, Seller shall execute and deliver to Purchaser such other documents, and take such other action, as Purchaser may reasonably request in order to consummate or evidence more effectively the transactions contemplated hereby and to vest in Purchaser good, valid, and marketable title to the Shares.

                  c. Entire Agreement. This Agreement, including any other documents or writings referred to herein or delivered pursuant hereto, all of which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein. This Agreement merges with and supersedes all prior and contemporaneous agreements and understandings between the parties with respect to its subject matter.

                  d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of laws.

                  e. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and heirs of the Purchaser and Seller.

                  f. Amendment and Waiver. No provision of this Agreement may be amended or waived or otherwise modified except by a written instrument signed by the Seller and the Purchaser or their respective heirs, successors, assigns, or legal representatives.

                  g. Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances


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                       shall continue in full force and effect and in no way be
                       affected, impaired or invalidated.

                  h. No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

                  i. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.



                             SIGNATURE PAGE FOLLOWS


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               IN WITNESS WHEREOF, the Seller and the Purchaser have executed this Agreement as of the day and year first above written.


SELLER:                                               PURCHASER:

CONNER FAMILY TRUST DATED FEBRUARY 23, 1991           ADGO INVESTMENTS, LLC

By: ______________________                            By: ______________________
Name:                                                 Name:
Title:                                                Title: